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                                                                    EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2004, except for Note 9 as to which the date is March 1, 2004, on the consolidated financial statements of Pharmion Corporation in the Registration Statement (Form S-1) and related Prospectus of Pharmion Corporation for the registration of 4,600,000 shares of its common stock.


                                                       /s/ ERNST & YOUNG LLP
Denver, Colorado
June 7, 2004